SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 28, 2003
(To Prospectus dated April 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2003-6T2
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2003-16

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated April 28, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated April 24, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $721,786.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-57 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-43 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated April 28, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated April 24, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 81%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                     Percentage of the Prepayment Assumption
                                     ---------------------------------------
        Class                         0%      50%     100%     150%     200%
        -----                         --      ---     ----     ----     ----
        Class PO.................    1.2%    2.7%     4.8%     7.1%     9.5%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

     THE
   BANK OF
     NEW
    YORK
101 Barclay St., 8W                               Distribution Date:     5/27/03
New York, NY 10286
Officer:        Courtney Bartholomew            212-815-3236
Associate:      Sean O'Connell                  212-815-6312

                       Countrywide Home Loans Servicing LP
                       Mortgage Pass-Through Certificates
                                 Series 2003-16

                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                           Class           Certificate       Beginning        Pass Through       Principal        Interest
 Class      Cusip        Description        Rate Type         Balance           Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
  A1       12669ECH7        Senior         Fix-30/360       164,119,000.00      6.500000        2,893,044.14       888,977.92
  A2       12669ECJ3        Senior         Fix-30/360       155,913,000.00      5.000000        2,748,391.05       649,637.50
  A3       12669ECK0        Senior         Fix-30/360         8,206,000.00      5.000000          144,653.09        34,191.67
  A4       12669ECL8        Senior         Fix-30/360         5,000,000.00      5.750000                   -                -
  A5       12669ECM6        Senior         Fix-30/360        36,000,000.00      5.500000                   -       165,000.00
  A6       12669ECN4        Senior         Fix-30/360         4,000,000.00      5.500000                   -        18,333.33
  A7       12669ECP9       Strip IO        Fix-30/360         1,739,130.00      5.750000                   -         8,333.33
  PO       12669ECQ7       Strip PO        Fix-30/360           761,780.96      0.000000           39,994.67                -
  AR       12669ECR5        Senior         Fix-30/360               100.00      5.750000              100.00             0.49
---------------------------------------------------------------------------------------------------------------------------------
   M       12669ECS3        Junior         Fix-30/360        13,000,000.00      5.750000           19,983.66        62,291.67
  B1       12669ECT1        Junior         Fix-30/360         5,000,000.00      5.750000            7,686.02        23,958.33
  B2       12669ECU8        Junior         Fix-30/360         3,200,000.00      5.750000            4,919.05        15,333.33
  B3       12669EDX1        Junior         Fix-30/360         1,600,000.00      5.750000            2,459.53         7,666.67
  B4       12669EDY9        Junior         Fix-30/360         1,600,000.00      5.750000            2,459.53         7,666.67
  B5       12669EDZ6        Junior         Fix-30/360         1,600,119.04      5.750000            2,459.71         7,667.24
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                      400,000,000.00                      5,866,150.45     1,889,058.15
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                               Current                         Cumulative
                Total          Realized        Ending           Realized
 Class      Distribution        Losses        Balance            Losses
--------------------------------------------------------------------------
  A1          3,782,022.06              -    161,225,955.86             -
  A2          3,398,028.55              -    153,164,608.95             -
  A3            178,844.76              -      8,061,346.91             -
  A4                     -              -      5,023,958.33             -
  A5            165,000.00              -     36,000,000.00             -
  A6             18,333.33              -      4,000,000.00             -
  A7              8,333.33              -      1,739,130.43             -
  PO             39,994.67              -        721,786.29             -
  AR                100.49              -                 -             -
--------------------------------------------------------------------------
   M             82,275.32              -     12,980,016.34             -
  B1             31,644.35              -      4,992,313.98             -
  B2             20,252.39              -      3,195,080.95             -
  B3             10,126.19              -      1,597,540.47             -
  B4             10,126.19              -      1,597,540.47             -
  B5             10,126.95           0.01      1,597,659.32          0.01
--------------------------------------------------------------------------
Totals        7,755,208.58           0.01    394,157,807.87          0.01
--------------------------------------------------------------------------


                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                          Original        Beginning         Scheduled                       Unscheduled
                         Certificate     Certificate        Principal        Accretion       Principal       Net Principal
Class        Cusip         Balance         Balance        Distribution       Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
  A1        12669ECH7   164,119,000.00   164,119,000.00     2,893,044.14                -              -     2,893,044.14
  A2        12669ECJ3   155,913,000.00   155,913,000.00     2,748,391.05                -              -     2,748,391.05
  A3        12669ECK0     8,206,000.00     8,206,000.00       144,653.09                -              -       144,653.09
  A4        12669ECL8     5,000,000.00     5,000,000.00                -        23,958.33              -                -
  A5        12669ECM6    36,000,000.00    36,000,000.00                -                -              -                -
  A6        12669ECN4     4,000,000.00     4,000,000.00                -                -              -                -
  A7        12669ECP9     1,739,130.00     1,739,130.00                -                -              -                -
  PO        12669ECQ7       761,780.96       761,780.96        39,994.67                -              -        39,994.67
  AR        12669ECR5           100.00           100.00           100.00                -              -           100.00
------------------------------------------------------------------------------------------------------------------------------
   M        12669ECS3    13,000,000.00    13,000,000.00        19,983.66                -              -        19,983.66
  B1        12669ECT1     5,000,000.00     5,000,000.00         7,686.02                -              -         7,686.02
  B2        12669ECU8     3,200,000.00     3,200,000.00         4,919.05                -              -         4,919.05
  B3        12669EDX1     1,600,000.00     1,600,000.00         2,459.53                -              -         2,459.53
  B4        12669EDY9     1,600,000.00     1,600,000.00         2,459.53                -              -         2,459.53
  B5        12669EDZ6     1,600,119.04     1,600,119.04         2,459.71                -              -         2,459.71
------------------------------------------------------------------------------------------------------------------------------
Totals                  400,000,000.00   400,000,000.00     5,866,150.45        23,958.33              -     5,866,150.45
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
              Current         Ending             Ending
             Realized      Certificate         Certificate
Class         Losses         Balance             Factor
-------------------------------------------------------------
  A1                  -    161,225,955.86      0.98237227780
  A2                  -    153,164,608.95      0.98237227780
  A3                  -      8,061,346.91      0.98237227780
  A4                  -      5,023,958.33      1.00479166667
  A5                  -     36,000,000.00      1.00000000000
  A6                  -      4,000,000.00      1.00000000000
  A7                  -      1,739,130.43      1.00000025000
  PO                  -        721,786.29      0.94749846465
  AR                  -                 -      0.00000000000
-------------------------------------------------------------
   M                  -     12,980,016.34      0.99846279577
  B1                  -      4,992,313.98      0.99846279577
  B2                  -      3,195,080.95      0.99846279577
  B3                  -      1,597,540.47      0.99846279577
  B4                  -      1,597,540.47      0.99846279577
  B5               0.01      1,597,659.32      0.99846278952
-------------------------------------------------------------
Totals             0.01    394,157,807.87
-------------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning           Pass            Accrued            Cumulative                        Total             Net
               Certificate         Through          Optimal              Unpaid         Deferred       Interest        Prepayment
 Class          Balance            Rate (%)         Interest            Interest        Interest          Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
  A1           164,119,000.00       6.500000          888,977.92                -                -       888,977.92               -
  A2           155,913,000.00       5.000000          649,637.50                -                -       649,637.50               -
  A3             8,206,000.00       5.000000           34,191.67                -                -        34,191.67               -
  A4             5,000,000.00       5.750000                   -                -        23,958.33        23,958.33               -
  A5            36,000,000.00       5.500000          165,000.00                -                -       165,000.00               -
  A6             4,000,000.00       5.500000           18,333.33                -                -        18,333.33               -
  A7             1,739,130.00       5.750000            8,333.33                -                -         8,333.33               -
  PO               761,780.96       0.000000                   -                -                -                -               -
  AR                   100.00       5.750000                0.48                -                -             0.48               -
------------------------------------------------------------------------------------------------------------------------------------
   M            13,000,000.00       5.750000           62,291.67                -                -        62,291.67               -
  B1             5,000,000.00       5.750000           23,958.33                -                -        23,958.33               -
  B2             3,200,000.00       5.750000           15,333.33                -                -        15,333.33               -
  B3             1,600,000.00       5.750000            7,666.67                -                -         7,666.67               -
  B4             1,600,000.00       5.750000            7,666.67                -                -         7,666.67               -
  B5             1,600,119.04       5.750000            7,667.24                -                -         7,667.24               -
------------------------------------------------------------------------------------------------------------------------------------
Totals         400,000,000.00                       1,889,058.14                -        23,958.33     1,913,016.47               -
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
                Unscheduled
                  Interest      Interest
 Class           Adjustment       Paid
---------------------------------------------
  A1                       -       888,977.92
  A2                       -       649,637.50
  A3                       -        34,191.67
  A4                       -                -
  A5                       -       165,000.00
  A6                       -        18,333.33
  A7                       -         8,333.33
  PO                       -                -
  AR                       -             0.49
----------------------------------------------
   M                       -        62,291.67
  B1                       -        23,958.33
  B2                       -        15,333.33
  B3                       -         7,666.67
  B4                       -         7,666.67
  B5                       -         7,667.24
----------------------------------------------
Totals                     -     1,889,058.15
----------------------------------------------


                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                         Ending Cert.         Pass
                             Certificate          Notional             Principal        Interest         Notional          Through
 Class        Cusip            Balance             Balance            Distribution    Distribution       Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  A1        12669ECH7      164,119,000.00      1000.000000000        17.627722203      5.416666667     982.372277797      6.500000
  A2        12669ECJ3      155,913,000.00      1000.000000000        17.627722203      4.166666667     982.372277797      5.000000
  A3        12669ECK0        8,206,000.00      1000.000000000        17.627722203      4.166666667     982.372277797      5.000000
  A4        12669ECL8        5,000,000.00      1000.000000000         0.000000000      0.000000000    1004.791666667      5.750000
  A5        12669ECM6       36,000,000.00      1000.000000000         0.000000000      4.583333333    1000.000000000      5.500000
  A6        12669ECN4        4,000,000.00      1000.000000000         0.000000000      4.583333333    1000.000000000      5.500000
  A7        12669ECP9        1,739,130.00      1000.000000000         0.000000000      4.791666667    1000.000250000      5.750000
  PO        12669ECQ7          761,780.96      1000.000000000        52.501535349      0.000000000     947.498464651      0.000000
  AR        12669ECR5              100.00      1000.000000000      1000.000000000      4.922632829       0.000000000      5.750000
-----------------------------------------------------------------------------------------------------------------------------------
   M        12669ECS3       13,000,000.00      1000.000000000         1.537204232      4.791666667     998.462795768      5.750000
  B1        12669ECT1        5,000,000.00      1000.000000000         1.537204232      4.791666667     998.462795768      5.750000
  B2        12669ECU8        3,200,000.00      1000.000000000         1.537204232      4.791666667     998.462795768      5.750000
  B3        12669EDX1        1,600,000.00      1000.000000000         1.537204232      4.791666667     998.462795768      5.750000
  B4        12669EDY9        1,600,000.00      1000.000000000         1.537204232      4.791666667     998.462795768      5.750000
  B5        12669EDZ6        1,600,119.04      1000.000000000         1.537204232      4.791666667     998.462789518      5.750000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     400,000,000.00      1000.000000000        14.665376125      4.722645375     985.394519675
-----------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK
101 Barclay St., 8W
New York, NY 10286
Officer:       Courtney Bartholomew     212-815-3236
Associate:     Sean O'Connell           212-815-6312

                       Countrywide Home Loans Servicing LP
                       Mortgage Pass-Through Certificates
                                 Series 2003-16


Pool Level Data
Distribution Date                                                     5/27/2003
Cut-off Date                                                           4/1/2003
Determination Date                                                     5/1/2003
Accrual Period 30/360          Begin                                   4/1/2003
                               End                                     5/1/2003
Number of Days in 30/360 Accrual Period                                      30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                              400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                 400,000,000.00
Ending Aggregate Pool Stated Principal Balance                                                                    394,157,807.88

Beginning Aggregate Certificate Stated Principal Balance                                                          400,000,000.00
Ending Aggregate Certificate Stated Principal Balance                                                             394,157,807.88

Beginning Aggregate Loan Count                                                                                               882
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               13
Ending Aggregate Loan Count                                                                                                  869

Beginning Weighted Average Loan Rate (WAC)                                                                             6.770918%
Ending Weighted Average Loan Rate (WAC)                                                                                6.762456%

Beginning Net Weighted Average Loan Rate                                                                               5.739617%
Ending Net Weighted Average Loan Rate                                                                                  5.739471%

Weighted Average Maturity (WAM) (Months)                                                                                     357

Servicer Advances                                                                                                              -

Aggregate Pool Prepayment                                                                                           5,188,516.32
Pool Prepayment Rate                                                                                                 14.5238 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                 93.4875676225%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             6.5124323775%
Subordinate Prepayment Percentage                                                                                  0.0000000000%

Certificate Account

Beginning Balance                                                                                                              -

Deposit
Payments of Interest and Principal                                                                                  8,095,901.97
Liquidation Proceeds                                                                                                           -
All Other Proceeds                                                                                                             -
Other Amounts                                                                                                                  -
Total Deposits                                                                                                      8,095,901.97

Withdrawals
Reimbursement of Servicer Advances                                                                                             -
Payment of Master Servicer Fees                                                                                        83,258.05
Payment of Sub Servicer Fees                                                                                          257,435.35
Payment of Other Fees                                                                                                 249,548.75
Payment of Insurance Premium(s)                                                                                                -
Payment of Personal Mortgage Insurance                                                                                  7,886.60
Other Permitted Withdrawal per the Pooling and Service Agreement                                                               -
Payment of Principal and Interest                                                                                   7,755,208.59
Total Withdrawals                                                                                                   8,353,337.33

Ending Balance                                                                                                             (0.01)

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  73.38
Compensation for Gross PPIS from Servicing Fees                                                                            73.38
Other Gross PPIS Compensation                                                                                                  -
Total Net PPIS (Non-Supported PPIS)                                                                                            -

Master Servicing Fees Paid                                                                                             83,258.05
Personal Mortgage Insurance Fees Paid                                                                                   7,886.60
Other Fees Paid                                                                                                       249,548.75
Total Fees                                                                                                            340,693.40


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                               30-59 Days      60-89 Days             90+ Days                Totals
Scheduled Principal Balance                                        -               -                    -                     -
Percentage of Total Pool Balance                           0.000000%       0.000000%            0.000000%             0.000000%
Number of Loans                                                    0               0                    0                     0
Percentage of Total Loans                                  0.000000%       0.000000%            0.000000%             0.000000%

Foreclosure
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                       -
Additional Gains (Recoveries)/Losses                                                                                          -
Total Realized Losses                                                                                                         -


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original               Current
Bankruptcy Loss                                                                                   108,000.00            108,000.00
Bankruptcy Percentage                                                                              0.027000%             0.027400%
Credit/Fraud Loss                                                                               8,000,000.00          8,000,000.00
Credit/Fraud Loss Percentage                                                                       2.000000%             2.029644%
Special Hazard Loss                                                                             4,000,000.00          4,000,000.00
Special Hazard Loss Percentage                                                                     1.000000%             1.014822%

Credit Support                                                                                      Original               Current
Class A                                                                                       373,999,880.96        368,197,656.34
Class A Percentage                                                                                93.499970%            93.413767%

Class M                                                                                        13,000,000.00         12,980,016.34
Class M Percentage                                                                                 3.250000%             3.293101%

Class B1                                                                                        5,000,000.00          4,992,313.98
Class B1 Percentage                                                                                1.250000%             1.266577%

Class B2                                                                                        3,200,000.00          3,195,080.95
Class B2 Percentage                                                                                0.800000%             0.810610%

Class B3                                                                                        1,600,000.00          1,597,540.47
Class B3 Percentage                                                                                0.400000%             0.405305%

Class B4                                                                                        1,600,000.00          1,597,540.47
Class B4 Percentage                                                                                0.400000%             0.405305%

Class B5                                                                                        1,600,119.04          1,597,659.32
Class B5 Percentage                                                                                0.400030%             0.405335%